Exhibit 99.1

CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—May 2003

Series	1996-C *	1998-A *
Deal Size	$271.50 MM	$600 MM
Expected Maturity	02/16/04	09/15/03

Yield	16.65%	6.06%
Less: Coupon	1.65%	0.44%
Servicing Fee	1.23%	0.33%
Net Credit Losses	7.29%	2.55%
Excess Spread:
May-03	6.48%	2.74%
April-03	7.04%	3.89%
March-03	8.59%	5.30%
Three month Average Excess Spread	7.37%	3.98%

Delinquency:
30 to 59 days	2.20%	2.20%
60 to 89 days	1.59%	1.59%
90 + days	3.47%	3.47%
Total	7.26%	7.26%

Payment Rate	12.83%	12.83%